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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the Integra, Inc. 1999 Stock Option Plan and to the incorporation by reference therein of our report dated March 30, 2000, with respect to the consolidated financial statements and schedule of Integra, Inc. included in the Annual Report on Form 10-K of Integra, Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                             /s/ PricewaterhouseCoopers LLP
                                             ------------------------------
                                             PricewaterhouseCoopers LLP



         Philadelphia, Pennsylvania
         September 26, 2000